UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Arconic Shareholder:

We have previously sent you proxy material for the Special Meeting of Shareholders of Arconic Inc., to be held on November 30, 2017, at which shareholders will consider a proposed reincorporation of the Company to Delaware and related governance changes. Shareholders will be asked to consider proposals relating to the following:

•	The reincorporation merger to effect the reincorporation;
•	That following the reincorporation, the Arconic Certificate of Incorporation not contain supermajority voting requirements; and
•	Also following the reincorporation, that the entire Arconic Board of Directors be up for election on an annual basis.

The Board of Directors recommends that shareholders vote FOR all of the above proposals at the upcoming special meeting.

Your vote is important, no matter how many or how few shares you may own.

If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you.

Sincerely,

David P. Hess
Interim Chief Executive Officer

IMPORTANT NOTE: Remember, you can vote your shares by telephone or by Internet. Please follow the easy instructions on the enclosed proxy card. If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, INNISFREE M&A INCORPORATED TOLL-FREE, at 1-877-750-5836.